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                                                                  Exhibit (h)(5)

                     TRANSFER AGENCY AND SERVICE AGREEMENT


     AGREEMENT made as of the 1st day of June, 1999 by and between Harding, Loevner Funds, Inc., a corporation organized under the laws of Maryland (the "Company"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Company is an open-end management investment company having the portfolios/series listed on Appendix A hereto (as such Appendix A may be
                                ----------                 ----------
amended from time to time);

     WHEREAS, the Company desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

     WHEREAS, the Bank is duly registered as a transfer agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     WHEREAS, the Company is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Company intends to initially offer shares in the series listed on Appendix A hereto (such series, together with all other series subsequently
   ----------
established by the Company and made subject to this Agreement in accordance with
Section 17, being herein referred to as the "Fund(s)");

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and the Bank agree as follows:

1.   Terms of Appointment; Duties of the Bank.
     ----------------------------------------

     1.1 Subject to the terms and conditions set forth in this Agreement, the Company on behalf of the Funds hereby employs and appoints the Bank to act, and the Bank agrees to act, as transfer agent for each of the Fund(s)' authorized and issued shares of common stock ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Company ("Shareholders") and set out in the currently effective prospectus and statement of additional information, as each may be amended from time to time, (the "Prospectus") of the Company, including without limitation any periodic investment plan or periodic withdrawal program. The Bank agrees that it will perform all of its obligations and duties under this Agreement in accordance with applicable law.

     1.2  The Bank agrees that it will perform the following services:

          (a) In connection with procedures established from time to time by agreement between the Company and the Bank, the Bank shall:

               (i) Receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the Company appointed by the Board of Directors of the Company (the "Custodian");

               (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

               (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi) Prepare and transmit payments for dividends and distributions declared by the Company on behalf of a Fund;

               (vii) Create and maintain all necessary records including those specified in Article 10 hereof, in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by it hereunder. All records shall be available for inspection and use by the Company. Where applicable, such records shall be maintained by the Bank for the periods and in the places required by Rule 31a-2 under the 1940 Act;

               (viii) Make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Company, or any person retained by the Company. Upon reasonable notice by the Company, the Bank shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Company, or any person retained by the Company;

               (ix) Record the issuance of Shares of the Company and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of Shares of the Company which are authorized, based upon data provided to it by the Company, and issued and outstanding. The Bank shall also provide the Company on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any Schedule hereto, the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program); including but not limited to maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on all accounts, including nonresident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, responding to Shareholder telephone calls and Shareholder correspondence, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and (ii) provide a system which will enable the Company to monitor the total number of shares sold in each State. The Company shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for a Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by such Fund(s) and the reporting of such transactions to the Fund(s) as provided above.

          (c) Additionally, the Bank shall utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund(s) of such transactions so identified on a daily and cumulative basis.

2.   Sale of Company Shares.
     ----------------------

     2.1 Whenever the Company shall sell or cause to be sold any Shares of a Fund, the Company shall deliver or cause to be delivered to the Bank a document duly specifying: (i) the name of the Fund whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of such Shares and specifically allocated to such Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

     2.2 The Bank will, upon receipt by it of a check or other payment identified by it as an investment in Shares of one of the Funds and drawn or endorsed to the Bank as agent for, or identified as being for the account of, one of the Funds, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Bank will notify the Company, or its designee, and the Custodian of all purchases and related account adjustments.

     2.3 Under procedures as established by mutual agreement between the Company and the Bank, the Bank shall issue to the purchaser or its authorized agent such Shares, computed to the nearest three decimal points, as he is entitled to receive, based on the appropriate net asset value of the Funds' Shares, determined in accordance with the prospectus and any applicable federal law or regulation. In issuing Shares to a purchaser or its authorized agent, the Bank shall be entitled to rely upon the latest directions, if any, previously received by the Bank from the purchaser or its authorized agent concerning the delivery of such Shares.

     2.4 The Bank shall not be required to issue any Shares of the Company where it has received a written instruction from the Company or written notification from any appropriate federal or state authority that the sale of the Shares of the Fund(s) in question has been suspended or discontinued, and the Bank shall be entitled to rely upon such written instructions or written notification.

     2.5 Upon the issuance of any Shares of any Fund(s) in accordance with foregoing provisions of this Section, the Bank shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Company in connection with such issuance.

     2.6 The Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents, or with the written consent of the Company, any other rules and regulations.

3.   Returned Checks.  In the event that any check or other order for the
     ---------------
transfer of money is returned unpaid for any reason, the Bank will take such steps as the Bank may, in its discretion, deem appropriate to protect the Company from financial loss or as the Company or its designee may instruct. Provided that the standard procedures, as agreed upon from time to time, between the Company and the Bank, regarding purchases and redemptions of Shares, are adhered to by the Bank, the Bank shall not be liable for any loss suffered by a Fund as a result of returned or unpaid purchase or redemption transactions. Legal or other expenses incurred to collect amounts owed to a Fund as a consequence of returned or unpaid purchase or redemption transactions shall be an expense of that Fund.

4.   Redemptions. Shares of any Fund may be redeemed in accordance with the
     -----------
procedures set forth in the Prospectus of the Company and the Bank will duly process all redemption requests.

5.   Transfers and Exchanges.  The Bank is authorized to review and process
     -----------------------
transfers of Shares of each Fund, exchanges between Funds on the records of the Funds maintained by the Bank, and exchanges between the Company and any other entity as may be permitted by the Prospectus of the Company. If Shares to be transferred are represented by outstanding certificates, the Bank will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Bank will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another Fund, the Bank will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation.

6.   Right to Seek Assurances. The Bank reserves the right to refuse to transfer
     ------------------------
or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Bank may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or the Bank's own legal counsel, do not require certain documents in connection with the transfer or redemption of Shares of any Fund, and the Company shall indemnify the Bank for any act done or omitted by it in reliance upon such laws or opinions of counsel of the Company or of the Bank.

7.   Distributions.
     -------------

     7.1 The Company will promptly notify the Bank of the declaration of any dividend or distribution. The Company shall furnish to the Bank a resolution of the Board of Directors of the Company certified by the Secretary (a "Certificate"): (i) authorizing the declaration of dividends on a specified periodic basis and authorizing the Bank to rely on oral instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of such record date and the total amount payable to the Bank on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date.

     7.2 The Bank, on behalf of the Company, shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount of any dividend or distribution to be paid out. The Bank will calculate, prepare and mail checks to (at the address as it appears on the records of the Bank), or (where appropriate) credit such dividend or distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records.

     7.3 The Bank will replace lost checks at its discretion and in conformity with regular business practices.

     7.4 The Bank will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Company, including without limitation daily dividends.

     7.5 The Bank shall not be liable for any improper payments made in accordance with a resolution of the Board of Directors of the Company.

     7.6 If the Bank shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Company as of the record date, the Bank shall, upon notifying the Company, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank and shall not be liable for any claim arising out of such withholding.

8.   Other Duties. In addition to the duties expressly provided for herein, the
     ------------
Bank shall perform such other duties and functions and shall be paid such amounts therefor as may from time to time be agreed to in writing.

9.   Taxes. It is understood that the Bank shall file such appropriate
     -----
information returns concerning the payment of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Company and shall withhold such sums as are required to be withheld by applicable law.

10.  Books and Records.
     -----------------

     10.1 The Bank shall maintain confidential records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares held; (iii) historical information (as available from prior transfer agents) regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account;
(vii) certificate numbers and denominations for any Shareholders holding certificates; (viii) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and (ix) such other information and data as may be required by applicable law.

     10.2 Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by the Company during regular business hours upon reasonable notice. The Bank may, at its option at any time, and shall forthwith upon the Company's demand, turn over to the Company and cease to retain in the Bank's files, records and documents created and maintained by the Bank in performance of its service or for its protection. At the end of the six-year retention period, such documents will either be turned over to the Company, or destroyed in accordance with the Company's authorization. The Bank acknowledges that all records maintained by the Bank on behalf of the Company remain the property of the Company and shall be surrendered by the Bank at the request of the Company upon the termination of this Agreement.

     10.3 Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Fund(s) and the Bank. The Bank shall have the right to utilize any shareholder accounting and recordkeeping systems which, in its opinion, qualifies to perform any services to be performed hereunder. The Bank shall keep records relating to the services performed hereunder, in the form and manner as it may deem advisable.

11.  Fees and Expenses.
     -----------------

     11.1 For performance by the Bank pursuant to this Agreement, the Fund(s) agree to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached as Appendix B hereto. Such fees
                                                ----------
and out-of-pocket expenses and advances identified under Section 11.2 below may be changed from time to time subject to mutual written agreement between the Fund(s) and the Bank.

     11.2 In addition to the fee paid under Section 11.1 above, the Fund(s) agree to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund(s) including, without limitation, any equipment or supplies which the Company specifically orders or requires the Bank to purchase, will be reimbursed by the Fund(s).

     11.3 The Fund(s) agree to pay all fees and reimbursable expenses within thirty days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund(s) at least seven
(7) days prior to the mailing date of such materials. Any waiver or extension by the Bank of the thirty and seven day time periods enumerated in this section
11.3 shall not constitute a dismissal of any monies due under this Agreement nor shall such waiver or extension apply to any future monies due to the Bank hereunder.

12.  Representations and Warranties of the Bank.
     ------------------------------------------

     The Bank represents and warrants to the Company that:

     12.1 The Bank is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     12.2 The Bank is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     12.3 All requisite corporate proceedings have been taken to authorize the Bank to enter into and perform this Agreement.

     12.4 The Bank has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     12.5  The Bank is duly registered as a transfer agent as provided in
Section 17A(c) of the 1934 Act.

13.  Representations and Warranties of the Company.
     ---------------------------------------------

     The Company represents and warrants to the Bank that:

     13.1 The Company is a corporation duly organized and existing and in good standing under the laws of the State of its incorporation as set forth in the preamble hereto.

     13.2 The Company is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement.

     13.3 All proceedings required by said charter documents and by-laws have been taken to authorize the Company to enter into and perform this Agreement.

     13.4 The Company is a open-end investment company registered under the 1940 Act.

     13.5 A registration statement on Form N-1A (including a prospectus and statement of additional information) under the Securities Act of 1933 and the 1940 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Company being offered for sale.

     13.6 When Shares are hereafter issued in accordance with the terms of the Prospectus, such Shares shall be validly issued, fully paid and nonassessable by the Fund(s).

14.  Indemnification by the Bank.  The Bank shall indemnify and hold the Fund(s)
     ---------------------------
harmless from and against any and all losses, damages, costs, charges, legal fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, gross negligence, willful misconduct, knowing violation of law or fraud.

15.  Covenants of the Company and the Bank.
     -------------------------------------

     15.1  The Company shall promptly furnish to the Bank the following:

           (a) A certified copy of the resolution of the Directors of the Company authorizing the appointment of the Bank and the execution and delivery of this Agreement.

           (b) A copy of the charter documents and by-laws of the Company and all amendments thereto.

           (c) Copies of each vote of the Directors designating authorized persons to give instructions to the Bank, and a Certificate providing specimen signatures for such authorized persons.

           (d) Certificates as to any change in any officer or Director of the Company.

           (e) If applicable a specimen of the certificate of Shares in each Fund of the Company in the form approved by the Directors, with a Certificate as to such approval.

           (f) Specimens of all new certificates for Shares, accompanied by the Directors' resolutions approving such forms.

           (g) All account application forms and other documents relating to shareholder accounts or relating to any plan, program or service offered by the Company.

           (h) A list of all Shareholders of the Fund(s) with the name, address and tax identification number of each Shareholder, and the number of Shares of the Fund(s) held by each, certificate numbers and denominations ( if any certificates have been issued), lists of any account against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund(s).

           (i) Copies of the Fund(s) registration statement on Form N-1A (if applicable) as amended and declared effective by the Securities and Exchange Commission and all post-effective amendments thereto.

           (j) Such other certificates, documents or opinions, as the Bank may deem necessary or appropriate for the Bank in the proper performance of its duties hereunder.

     15.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     15.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the confidential property of the Company and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Company on and in accordance with its request.

     15.4 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     15.5 In case of any requests or demands for the inspection of the Shareholder records of the Company, the Bank will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such request or demand. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be subject to enforcement or other action by any court or regulatory body for the failure to exhibit the Shareholder records to such person.

16.  Additional Funds.  In the event that the Company establishes one or more
     ----------------
series of Shares in addition to the series listed on Appendix A hereto with
                                                     ----------
respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Fund hereunder and Appendix A shall be appropriately amended.
                     ----------

17.  Limitation of Liability.
     -----------------------

          (a) The Bank and its directors, officers, employees and agents (collectively, the "Indemnified Parties") shall not be liable to the Company or any third party for, and the Company shall indemnify the Indemnified Parties against and hold them harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable legal fees and expenses) (collectively, "Losses") arising in connection with the performance of the Bank's obligations and duties under this Agreement, except Losses resulting from willful misfeasance, bad faith or negligence in the Bank's performance of such obligations and duties, or by reason of the Bank's reckless disregard thereof. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable to the Company for, and the Bank and the Indemnified Parties shall be indemnified by the Company against, any and all Losses resulting from any of the following:

          (i) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement (including actions taken or omitted to be taken by the Bank or its agents or subcontractors in good faith in reliance on, or use by the Bank or its agents or subcontractors of, information, records and documents which (x) are received by the Bank or its agents or subcontractors and furnished to such party by or on behalf of the Fund(s), (y) have been prepared and/or maintained by the Fund(s) or any other person or firm on behalf of the Fund(s), or (z) were received by the Bank or its agents or subcontractors from a prior transfer agent); any officer's certificate signed by any two officers of the Company; or any resolution of the Board of the Company; or

          (ii) The offer or sale of Shares by the Company in violation of (x) any requirement under the federal securities laws or regulations; (y) any requirement under the securities laws or regulations of any state; or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

provided, however, that this sentence shall not apply to any Losses resulting from the willful misfeasance, bad faith or negligence of the Bank or any Indemnified Party in the performance of such obligations and duties or by reason of its or their reckless disregard thereof.

          (b) The Bank may apply to the Company at any time for instructions and may consult counsel for the Company, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Company until receipt of written notice thereof has been received by the Bank from the Company.

          (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of causes reasonably beyond its control, including acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage, the Bank shall not be liable to the Company for any damages resulting from such failure to perform or delay in performance, from such causes; provided, however, that the Bank shall be liable for any Losses resulting from the failure of the Bank's proprietary software systems to be Y2K compliant.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable to the Company for special, incidental or consequential damages, even if advised of the possibility of such damages, under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement, except as a result of willful misfeasance, bad faith or gross negligence.

          (e) Notwithstanding anything to the contrary in this Agreement, in no event shall the Company be liable to the Bank for special, incidental or consequential damages, even if advised of the possibility of such damages, under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement, except as a result of willful misfeasance, bad faith or gross negligence.

          (f) Promptly after the receipt by any party hereto entitled to indemnification hereunder ("Indemnified Person") of notice of any claim or the commencement of any action or proceeding by a third party, such Indemnified Person will, if a claim with respect thereto is to be made against one or more other parties hereto (the "Indemnifying Persons") pursuant to Section 17(a), give each of them (if they are then in existence) written notice of such claim or the commencement of such action or proceeding, provided that failure of the Indemnified Person to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect the obligations under this Section 17 of the Indemnifying Persons with respect thereto except to the extent that they can demonstrate actual loss or prejudice as a result of such failure. Unless the Indemnified Persons reasonably believe that the Indemnifying Persons will be unable or not required to fully indemnify the Indemnified Persons for any such claim, action or proceeding, the Indemnifying Persons or any of them may elect to defend against such claim or defend such action or proceeding, at their sole cost and expense, and in such event the Indemnified Persons shall, at their sole expense, have the right to participate in (but not control) the defense through counsel chosen by the Indemnified Persons. So long as the Indemnifying Persons
(i) are in good faith so defending, or (ii) are not given the opportunity to so defend pursuant to the preceding sentence, as the case may be, the Indemnified Persons shall not compromise or settle any such claim without the prior written consent of each of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Persons cannot or do not so elect to defend or do not continue to do so in good faith in accordance with the terms of this Section 17(f), the Indemnified Persons may defend such claim or defend such action or proceeding in such manner as the Indemnified Persons may deem appropriate, including, but not limited to, settling such claim or action or proceeding (after giving notice of the same to each of the Indemnifying Persons) on such terms as the Indemnified Persons may deem appropriate, and the Indemnifying Persons will promptly indemnify the Indemnified Persons in accordance with the provisions of Section 17(a). Each party hereto shall cooperate in the defense of any third party claim, action or proceeding that is subject to indemnification under this Section 17. Should any expense be involved (other than a nominal expense) in giving such cooperation, the Indemnifying Persons shall defray such expense.

18.  Termination of Agreement.
     ------------------------

          18.1(a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than one hundred and twenty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violated any material provision of this Agreement, provided that the violating party has not cured such violation within sixty (60) days after written notice from the non-violating party of such violation.

          (b) At any time after the termination of this Agreement, the Company may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties under this Agreement.

          (c) In the event a majority of non-interested directors of the Company determines that the performance of the Bank under this Agreement has been unsatisfactory when considered in light of industry standards, or has been adverse to the interests of the Company's shareholders, the Bank shall have sixty (60) days after receipt of written notice to such effect to correct its performance. If such corrective action is not taken or is not reasonably satisfactory to such directors, this Agreement may be terminated by the Company on ten days prior notice.

     18.2 Should the Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Company. Additionally, the Bank reserves the right to recover from the Company any other reasonable expenses associated with such termination as may be agreed by the Bank and the Company.

19.  Notices.  All notices or other communications required or permitted to be
     -------
given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally received by the intended recipient or (i) when delivered by messenger or overnight delivery service (with confirmation of receipt), (ii) when delivered via e-mail or telecopier (and immediately confirmed by mail) or (iii) three (3) business days after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at its address set forth below or such other or additional address(es) designated by the applicable party to the other party by notice hereunder (with notice of change of address not being valid until actually received).

          If to the Fund:

               Harding, Loevner Funds, Inc.
               50 Division Street, Suite 401
               Somerville, NJ 08876
               Fax #: 908-218-1915
               Attention: Ric Reiter

               With a copy to:

               Jack Murphy
               Dechert Price & Rhoads
               1775 I Street, N.W.
               Washington D.C. 20006
               Fax #: 202-261-3333


          If to the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA 02117-9130
               Fax #: 617-330-6033
               Attention: Carol Lowd, Senior Director, Client Management With a copy to: Andrew S. Josef, Assistant General Counsel


20.  Confidentiality.  All  books, records, information and data pertaining to
     ----------------
the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

21.  Use of Name.  The Company shall not use the name of the Bank or any of its
     -----------
affiliates in any prospectus, sales literature or other material relating to the Company in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be
                    ----------------
unreasonably withheld or delayed.

22.  Amendments. This Agreement may not be altered or amended, except by an
     ----------
instrument in writing, executed by both parties.

23.  Parties. This Agreement will be binding upon and shall inure to the
     -------
benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Company without the written consent of the Bank or by the Bank without the written consent of the Company, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 18 hereof will not be deemed to be an assignment within the meaning of this provision.

24.  Captions. The captions of this Agreement are included for convenience of
     --------
reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

25.  Governing Law. This Agreement and all performance hereunder will be
     -------------
governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

26.  Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

27.  Entire Agreement.  This Agreement, together with its Appendices,
     ----------------
constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

28.  Limitation of Liability.  The Bank agrees that the obligations assumed by
     -----------------------
the Company hereunder shall be limited in all cases to the assets of the Company and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Company.

29.  Several Obligations of the Funds.  This Agreement is an agreement entered
     --------------------------------
into between the Bank and the Company with respect to each Fund. With respect to any obligation of the Company on behalf of any Fund arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though the Bank had separately contracted with the Company by separate written instrument with respect to each Fund.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.


                              HARDING, LOEVNER FUNDS, INC.



                              By:   /s/ David R. Loevner
                                 ----------------------------------
                                    Name:  David R. Loevner
                                    Title: President


                              INVESTORS BANK & TRUST COMPANY



                              By:   /s/ Andrew M. Nesvet
                                 ----------------------------------
                                    Name:  Andrew M. Nesvet
                                    Title: Senior Director

                                   Appendices
                                   ----------


          Appendix A .....................................  Series or Funds

          Appendix B .....................................  Fee Schedule

                                  Appendix A


Harding, Loevner Funds, Inc.
----------------------------

International Equity Portfolio
Global Equity Portfolio
Multi-Asset Global Portfolio
Emerging Markets Portfolio